JOINT FILER INFORMATION



NAME: DANIEL B. ZWIRN

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: India Globalization Capital, Inc. (IGC)

DATE OF EVENT REQUIRING STATEMENT: March 7, 2008

                             JOINT FILER INFORMATION



NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.

ADDRESS:    c/o  GlobeOp Financial Services LLC ("GlobeOp")
            156 West 56th Street, 6th Floor
            New York, NY 10019


DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: India Globalization Capital, Inc. (IGC)

DATE OF EVENT REQUIRING STATEMENT: March 7, 2008

                             JOINT FILER INFORMATION



NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: India Globalization Capital, Inc. (IGC)

DATE OF EVENT REQUIRING STATEMENT: March 7, 2008

                             JOINT FILER INFORMATION



NAME: ZWIRN HOLDINGS, LLC

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: India Globalization Capital, Inc. (IGC)

DATE OF EVENT REQUIRING STATEMENT: March 7, 2008

                             JOINT FILER INFORMATION



NAME: DBZ GP, LLC

ADDRESS:    c/o D.B. Zwirn & Co., L.P.
            745 Fifth Avenue, 18th Floor
            New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL: India Globalization Capital, Inc. (IGC)

DATE OF EVENT REQUIRING STATEMENT: March 7, 2008